As filed with the Securities and Exchange Commission on November 13, 2002

                                                   Registration No. 333-________

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                          CLEARONE COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

                Utah                                  87-039877
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)              Identification Number)

                                1825 Research Way
                           Salt Lake City, Utah 84119
              (Address of Registrant's principal executive offices)

                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                 ---------------

                                Frances M. Flood
                          ClearOne Communications, Inc.
                      President and Chief Executive Officer
                                1825 Research Way
                           Salt Lake City, Utah 84119
                                 (801) 975-7200
            (Name, address and telephone number of agent for service)

                                 ---------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
   Title of Securities      Amount to be       Proposed Maximum         Proposed Maximum          Amount of
  to be Registered (1)     Registered (2)     Offering Price per    Aggregate Offering Price  Registration Fee
                                                    Share
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par      800,000              $3.70                 $2,960,000.00             $272.32
value ("Common Stock")
        ------------
================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), the amount being registered also includes an indeterminate number of shares of Common Stock that may be offered pursuant to the ClearOne Communications, Inc. 1998 Stock Option Plan (the "Plan") as a result of stock splits, stock dividends and anti-dilution provisions and other terms.

(2) Pursuant to Rules 457(h) and 457(c) under the Securities Act solely for purposes of calculating the registration fee of shares of Common Stock subject to registration under this Registration Statement on Form S-8, the per share Proposed Maximum Offering Price of Common Stock and the Aggregate Offering Price are based on the average of the bid and asked per share prices of the Common Stock on the NASDAQ on November 12, 2002.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*























---------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference as of their respective dates in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed on September 25, 2002;

          (b) The Registrant's Current Reports on Form 8-K dated: May 31, 2002, filed by the Registrant on August 14, 2002; August 28, 2002 filed by the Registrant on August 28, 2002; September 25, 2002 filed by the Registrant on September 25, 2002; September 26, 2002 filed by the Registrant pursuant to Item 5 of Form 8-K on September 27, 2002; and

          (c) The description of the Registrant's Common Stock set forth under the heading "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 10 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 4, 1988, as amended on Form 8 on January 5, 1989 and February 15, 1989; as the description is thereafter amended by the description set forth under the heading "Description of ClearOne Capital Stock" in the Registrant's Registration Statement on Form S-4/A, filed on May 7, 2002, as thereafter amended by the description set forth under the heading "Description of Common Stock" in the Registrant's Registration Statement on Form S-3/A, filed on November 1, 2002.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.


Item 6.  Indemnification of Directors and Officers.

          The Registrant's bylaws provide that it shall indemnify an individual made a party to a proceeding because he is or was a director, against any liability incurred in the proceeding if (1) the individual's conduct was in good faith; (2) the individual reasonably believed that his conduct was in, or not opposed to, the Registrant's best interests; and (3) in the case of a criminal proceeding he had no reasonable cause to believe his conduct was unlawful; provided, however, that (x) in the case of an action by or in the right of the Registrant, indemnification is limited to reasonable expenses incurred in connection with the proceeding and (y) the corporation may not, unless authorized by a court of competent jurisdiction, indemnify an individual (A) in connection with a proceeding by or in the right of the Registrant in which the individual was adjudged liable to the Registrant or (B) in connection with any other proceeding in which the individual is adjudged liable on the basis that he derived an improper personal benefit. In a judicial proceeding under the foregoing clause (y), in order to authorize indemnification, the court must determine that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. A director is entitled to mandatory indemnification if he was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding to which he was a party because he is or was a director of the Registrant, against the reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he was successful.


          The Registrant must also advance a director expenses under certain circumstances. The Registrant may also indemnify and advance expenses to an officer, employee or agent to any extent consistent with public policy.


          The Registrant's articles of incorporation provide that the Registrant will indemnify a director against any liability that may arise as a result of such director contracting with the Registrant for the benefit of himself or any firm, association or corporation in which such director may be interested in any way, provided such director acts in good faith.


Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          See Exhibit Index.

Item 9.  Undertakings.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, ClearOne Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, State of Utah, on November 13, 2002.


                                  CLEARONE COMMUNICATIONS, INC.


                                  By: /s/ Frances M. Flood
                                      ---------------------------------------
                                      Frances M. Flood
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Frances
M. Flood and Susie Strohm, and each of them severally, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all such capacities, the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, each of said attorneys-in-fact to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed such a power of attorney, every act whatsoever which such attorneys-in-fact, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the indicated capacities on the dates indicated.

Signature                     Title                           Date
---------                     -----                           ----

/s/ Frances M. Flood          Director, President and Chief   November 13, 2002
--------------------------    Executive Officer (Principal
Frances M. Flood              Executive Officer)


/s/ Susie Strohm              Chief Financial Officer         November 12, 2002
--------------------------    (Principal Financial and
Susie Strohm                  Accounting Officer)


/s/ Edward Dallin Bagley      Director                        November 12, 2002
--------------------------
Edward Dallin Bagley


/s/ Brad R. Baldwin           Director                        November 12, 2002
--------------------------
Brad R. Baldwin


/s/ Harry Spielberg           Director                        November 12, 2002
--------------------------
Harry Spielberg


/s/ David Wiener              Director                        November 12, 2002
--------------------------
David Wiener

                                  Exhibit Index


    The following exhibits are filed as part of this Registration Statement:

Exhibit No.     Description of Document
-----------     -----------------------

4.1 Articles of Incorporation dated July 7, 1983 (incorporated by reference from the Registrant's Registration Statement on Form S-3/A filed on November 1, 2002).

4.2 Amendment to Articles of Incorporation dated March 26, 1985 (incorporated by reference from the Registrant's Registration Statement on Form S-3/A filed on November 1, 2002).

4.3 Corrected Amendment to Articles of Incorporation dated September 10, 1986 (incorporated by reference from the Registrant's Registration Statement on Form S-3/A filed on November 1, 2002).

4.4 Amendment to Articles of Incorporation dated July 1, 1991 (incorporated by reference from the Registrant's Registration Statement on Form S-3/A filed on November 1, 2002).

4.5 Amendment to Articles of Incorporation dated December 12, 2001 (incorporated by reference from the Registrant's Registration Statement on Form S-3/A filed on November 1, 2002).

4.6 1998 Stock Option Plan (incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998).

5.1 Opinion of Clyde, Snow, Sessions & Swenson, PC as to the validity of the Common Stock.

23.1            Consent of Ernst & Young LLP, Independent Auditors.

23.2            Consent of Clyde, Snow, Sessions & Swenson, PC (included in
                Exhibit 5.1)

24.1            Power of Attorney (included on signature pages).